                                                               EXECUTION COPY


     AMENDMENT, dated as of July 1, 1997 (this "AMENDMENT"), to the Stockholders Agreement, dated as of August 30, 1993 (the "STOCKHOLDERS AGREEMENT"), by and among HARD ROCK HOTEL, INC., a Nevada corporation (the "COMPANY"), HARVEYS CASINO RESORTS, a Nevada corporation formerly known as Harvey's Wagon Wheel, Inc. ("HARVEYS"), and LILY POND INVESTMENTS, INC., a Nevada corporation ("LILY POND"; and, together with Harveys, the "STOCKHOLDERS").

                            W I T N E S S E T H:


     WHEREAS, the Company, Harveys and Lily Pond are parties to the Stockholders Agreement; and

     WHEREAS, the Stockholders wish to amend the Stockholders Agreement and waive certain provisions thereof in the manner provided for herein.

     NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto hereby agree as follows:

     A. DEFINED TERMS. Terms defined in the Stockholders Agreement and used herein shall have the meanings given to them in the Stockholders Agreement.

     B.  AMENDMENT TO STOCKHOLDERS AGREEMENT.

     1. AMENDMENT TO SECTION 3.2. Section 3.2 of the Stockholders Agreement is hereby amended by inserting the following at the end of clause (ii) thereof:

         "PROVIDED that each such agreement shall be deemed terminated upon the closing of a transaction pursuant to which a transfer in accordance with Section 4.2(a) is made".

     2. AMENDMENT TO SECTION 3.3. Section 3.3 of the Stockholders Agreement is hereby amended by deleting such section in its entirety and substituting in lieu thereof the following:

         "CAPITAL EXPENDITURES. Notwithstanding anything to the contrary contained herein, the Company may make, or enter into agreements to make, such expenditures for computer hardware and software as are reasonably necessary to enable the Company to operate the Property as a first-class Project independent of the support and/or resources of the Project Manager".

     3. AMENDMENT TO SECTION 4.2 Subsection 4.2(d) of the Stockholders Agreement is hereby amended by deleting such subsection in its entirety and substituting in lie thereof the following:

         "(d) Except as provided above, the transfer of the Class A Stock by Lily Pond or Harvey's to a third party".

     4. AMENDMENT TO SECTION 4.6. Section 4.6 of the Stockholders Agreement is hereby amended by deleting such section in its entirety and substituting in lieu thereof the following:

         "TERMINATION OF OBLIGATIONS. As of the effective date of any transfer not prohibited hereunder by a Stockholder of its Shares in the Company, such Stockholder's rights and obligations hereunder shall terminate".

     5. AMENDMENT TO SECTION 7.1. Subsection 7.1(c) of the Stockholders Agreement is hereby amended by inserting the following proviso at the end thereof:

         "PROVIDED, that this subsection 7.1(c) shall not apply to any such notification pursuant to an application by Lily Pond to acquire Harvey's Shares and control the operations of the Project;".

     6. AMENDMENT TO SECTION 9.11. Section 9.11 of the Stockholders Agreement is hereby amended by deleting such section in its entirety.

     C. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective on the date (the "AMENDMENT EFFECTIVE DATE") on which the following condition precedent has been satisfied or waived:

     1. The closing of the transactions contemplated by the Stock Purchase and Management Buyout Agreement, dated as of the date hereof (the "STOCK PURCHASE AND MANAGEMENT BUYOUT AGREEMENT"), among Harveys L.V. Management Company, Inc., Harveys, Lily Pond and the Company shall have occurred; PROVIDED, HOWEVER, that in respect of item B.2 above, this Amendment shall become effective as of the date hereof and; PROVIDED, FURTHER, that anything to the contrary notwithstanding, if the closing of the transactions contemplated by the Stock Purchase and Management Buyout Agreement shall not have occurred solely because the Stockholders will have been advised, formally or informally, by the Nevada Gaming Authorities that they will not be scheduled for a hearing because Peter Morton does not meet the criteria for licensing by the Nevada Gaming Authorities, or are otherwise advised by the Nevada Gaming Authorities that Peter Morton does not meet the criteria for such licensing, then this Amendment shall become effective in respect of item B.3 above only.

     D.  GENERAL

     1. REPRESENTATIONS AND WARRANTIES. The representations and warranties made by each of the Stockholders in the Stockholders Agreement are true and correct in all material respects on and as of the Amendment Effective Date, before and after giving effect to the effectiveness of this Amendment, as if made on and as of the Amendment Effective Date.

     2. CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. (a) Each of the Stockholders has the corporate power and authority, and the legal right, to make and deliver this Amendment and to perform its respective obligations under the Stockholders Agreement, as amended by this Amendment, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment and the performance of its obligations under the Stockholders Agreement, as so amended.

     (b) No consent or authorization of, approval by, notice to, filing with or other act by or in respect of, any Governmental Authority or any other Person (each as defined in the Stock Purchase and Management Buyout Agreement) is required in connection with the execution and delivery of this Amendment by either Harveys or Lily Pond, or with the performance of their respective obligations under the Stockholders Agreement, as amended by this Amendment.

     (c) This Amendment has been duly executed and delivered on behalf of the parties hereto.

     (d) This Amendment constitutes a legal, valid and binding obligation of each of Harveys, Lily Pond and the Company, enforceable against each such party in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

     3. NO OTHER AMENDMENTS; CONFIRMATION. Except as expressly amended, modified and supplemented hereby, the provisions of the Stockholders Agreement are and shall remain in full force and effect.

     4. GOVERNING LAW; COUNTERPARTS. (a) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEVADA.

     (b) This Amendment may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.


                                        HARD ROCK HOTEL, INC.


                                       By: /s/ Peter Morton
                                         -----------------------------
                                         Title



                                       By: /s/ Thomas M. Yturbide
                                         -----------------------------
                                         Title: Secretary



                                        HARVEYS CASINO RESORTS


                                       By: Charles Scharer
                                         -----------------------------
                                         Title: President/CEO



                                       By: /s/ William B. Ledbetter
                                         -----------------------------
                                         Title: Secretary




                                        LILY POND INVESTMENTS, INC.


                                       By: /s/ Peter Morton
                                         -----------------------------
                                         Title: